EXHIBIT 99.1

TRANSAMERICA
TRANSAMERICA
PNC

Corporate Office Properties Trust

SUPPLEMENTAL
INFORMATION PACKAGE
2016 | Q1

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended March 31, 2016

Overview: **Section I**
Summary Description 1
Equity Research Coverage 2
Selected Financial Summary Data 3
Selected Consolidated Portfolio Data 4

Financial Statements: **Section II**
Quarterly Consolidated Balance Sheets 5
Consolidated Statements of Operations 6–7
Consolidated Statements of FFO 8–9
Consolidated Reconciliations of AFFO 10
Consolidated Reconciliations of Adjusted EBITDA 11

Portfolio Information: **Section III**
Consolidated Office Properties by Segment 12
NOI from Real Estate Operations and Occupancy by Property Grouping 13
Real Estate Revenues & NOI from Real Estate Operations by Segment 14
Same Office Properties Average Occupancy Rates by Segment 15
Same Office Properties Period End Occupancy Rates by Segment 15
Same Office Property Real Estate Revenues & NOI by Segment 16
Leasing – Total Office Portfolio 17
Lease Expiration Analysis 18–19
Top 20 Office Tenants 20

Investing Activity: **Section IV**
Investment Activity 21
Construction, Redevelopment, Wholesale Data Center and Land 22
Summary of Construction Projects 23
Summary of Redevelopment Projects 24
Office Property Construction and Redevelopment Placed in Service 25
Summary of Land Owned/Controlled 26

Capitalization: **Section V**
Quarterly Equity Analysis 27
Debt Analysis 28–29
Debt Maturity Schedule 30
Consolidated Joint Ventures 31

Reconciliations & Definitions: **Section VI**
Supplementary Reconciliations of Non-GAAP Measures 32–34
Definitions 35–40

Earnings Release: **i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations. We also own a complementary portfolio of traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of March 31, 2016, we derived 86% of our core portfolio annualized revenue from Defense/IT Locations and 14% from our Regional Office Properties. As of March 31, 2016, our core portfolio of 153 office properties encompassed 16.6 million square feet and was 93.3% leased. As of the same date, we also owned one wholesale data center with a critical load of 19.25 megawatts in operations, of which 16.8 were leased to tenants with further expansion rights of up to a combined 17.9 megawatts.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Credit Suisse	Derek van Dijkum	212-325-9752	derek.vandijkum@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/16		12/31/15		9/30/15		6/30/15		3/31/15
Same Office Property Cash NOI	16	$63,477		$64,743		$64,332		$62,546		$59,650
NOI from real estate operations	14	$81,212		$85,979		$84,789		$81,788		$72,024
Adjusted EBITDA	11	$74,906		$79,718		$78,932		$75,001		$66,216
Diluted AFFO avail. to common share and unit holders	10	$36,835		$31,592		$36,570		$40,812		$37,724
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275

Per share - diluted:
EPS	7	$0.03		$0.59		$0.91		$0.13		$0.10
FFO - NAREIT	N/A	$0.39		$0.31		$1.32		$0.48		$0.43
FFO - as adjusted for comparability	N/A	$0.47		$0.52		$0.52		$0.52		$0.45

Numerators for diluted per share amounts:
Diluted EPS	7	$3,156		$55,581		$86,251		$12,115		$9,681
Diluted FFO available to common share and unit holders	9	$38,560		$30,488		$130,241		$47,265		$41,997
Diluted FFO available to common share and unit holders, as adjusted for comparability	9	$46,007		$50,858		$50,684		$50,783		$43,499

Payout ratios:
Diluted FFO	N/A	70.1%		88.6%		21.2%		57.2%		64.3%
Diluted FFO - as adjusted for comparability	N/A	58.8%		53.1%		53.3%		53.2%		62.1%
Diluted AFFO	N/A	73.4%		85.5%		73.9%		66.2%		71.6%

CAPITALIZATION
Total Market Capitalization	N/A	$4,928,484		$4,429,537		$4,388,119		$4,643,054		$5,087,587
Total Equity Market Capitalization	27	$2,788,272		$2,351,785		$2,273,260		$2,519,746		$3,093,469
Debt, net	28	$2,140,212		$2,077,752		$2,114,859		$2,123,308		$1,994,118
Debt to Adjusted book	34	43.6%		42.9%		43.4%		41.6%		40.2%
Adjusted EBITDA fixed charge coverage ratio	N/A	2.7	x	2.9	x	2.9	x	3.2	x	2.9	x
Adjusted debt to in-place adjusted EBITDA ratio	N/A	6.9	x	6.5	x	6.6	x	6.4	x	6.8	x

OTHER
Revenue from early termination of leases	N/A	$712		$400		$159		$661		$603
Capitalized interest costs	N/A	$1,753		$1,510		$1,559		$1,950		$2,132

Corporate Office Properties Trust
Selected Consolidated Portfolio Data

	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15

# of Operating Office Properties
Total Portfolio	179	177	183	179	178
Core Portfolio	153	157	164	172	178
Same Office Properties	145	145	145	145	145

% Occupied
Total Portfolio	90.7%	91.6%	91.6%	92.0%	91.3%
Core Portfolio	91.6%	92.7%	91.3%	91.9%	91.3%
Same Office Properties	90.1%	90.9%	90.3%	90.9%	90.4%

% Leased
Total Portfolio	92.3%	92.7%	92.3%	92.9%	92.4%
Core Portfolio	93.3%	93.9%	92.1%	92.8%	92.4%
Same Office Properties	92.0%	92.3%	91.3%	91.9%	91.6%

Square Feet of Office Properties (in thousands)
Total Portfolio	18,250	18,053	18,825	17,987	17,706
Core Portfolio	16,556	17,038	17,515	17,403	17,706
Same Office Properties	14,631	14,631	14,631	14,631	14,631

Wholesale Data Center (in megawatts (“MWs”))
Initial Stabilization Critical Load	19.25	19.25	19.25	19.25	19.25
MWs Leased (1)	16.81	17.81	17.81	17.81	17.81
MWs Operational	19.25	19.25	19.25	12.50	9

(1)	Leased megawatts as of March 31, 2016 included 16.81 in operations, which were leased to tenants with further expansion rights of up to a combined 17.87 megawatts.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Assets
Properties, net
Operating properties, net	$2,863,262	$2,920,529	$2,932,843	$2,896,809	$2,888,534
Construction and redevelopment in progress, including land (1)	98,198	137,043	77,268	192,815	161,637
Land held (1)	317,971	292,176	337,489	329,176	327,981
Total properties, net	3,279,431	3,349,748	3,347,600	3,418,800	3,378,152
Assets held for sale	225,897	96,782	150,572	77,013	—
Cash and cash equivalents	62,489	60,310	3,840	37,074	4,429
Restricted cash and marketable securities	7,763	7,716	9,286	10,121	11,445
Accounts receivable, net	28,776	29,167	23,706	20,118	37,382
Deferred rent receivable, net	96,936	105,484	103,064	101,488	98,340
Intangible assets on real estate acquisitions, net	93,526	98,338	106,174	81,728	61,477
Deferred leasing costs, net (2)	44,768	53,868	51,509	53,611	55,365
Investing receivables	48,998	47,875	46,821	45,766	52,814
Prepaid expenses and other assets, net (2)	49,324	60,024	69,520	58,340	72,247
Total assets	$3,937,908	$3,909,312	$3,912,092	$3,904,059	$3,771,651
Liabilities and equity
Liabilities:
Debt, net (2)	$2,140,212	$2,077,752	$2,114,859	$2,123,308	$1,994,118
Accounts payable and accrued expenses	78,597	91,755	98,551	155,989	138,214
Rents received in advance and security deposits	33,457	37,148	34,504	27,371	31,551
Dividends and distributions payable	30,217	30,178	30,182	30,178	30,174
Deferred revenue associated with operating leases	19,093	19,758	20,113	15,179	14,697
Interest rate derivatives	15,072	3,160	5,844	3,121	4,282
Other liabilities	15,046	13,779	8,524	11,866	9,990
Total liabilities	2,331,694	2,273,530	2,312,577	2,367,012	2,223,026
Redeemable noncontrolling interests	22,333	19,218	19,608	19,414	18,895
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	199,083
Common shares	947	945	945	946	945
Additional paid-in capital	2,005,523	2,004,507	2,002,730	2,000,775	1,999,708
Cumulative distributions in excess of net income	(679,935)	(657,172)	(686,986)	(747,234)	(733,459)
Accumulated other comprehensive loss	(12,862)	(2,838)	(5,823)	(3,141)	(3,947)
Total COPT’s shareholders’ equity	1,512,756	1,544,525	1,509,949	1,450,429	1,462,330
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	51,031	52,359	50,992	48,707	49,168
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,294	10,880	10,166	9,697	9,432
Total noncontrolling interests in subsidiaries	71,125	72,039	69,958	67,204	67,400
Total equity	1,583,881	1,616,564	1,579,907	1,517,633	1,529,730
Total liabilities, redeemable noncontrolling interest and equity	$3,937,908	$3,909,312	$3,912,092	$3,904,059	$3,771,651
(1) Please refer to pages 22-24 and 26 for detail.
(2) Prior period amounts include retrospective adjustments to reclassify net deferred financing costs in connection with new accounting guidance adopted in the current period.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Revenues
Rental revenue	$105,382	$107,514	$109,080	$105,508	$98,238
Tenant recoveries and other real estate operations revenue	27,705	26,963	24,606	22,683	24,472
Construction contract and other service revenues	11,220	8,848	17,058	42,172	38,324
Total revenues	144,307	143,325	150,744	170,363	161,034
Expenses
Property operating expenses	51,875	48,498	48,897	46,418	50,681
Depreciation and amortization associated with real estate operations	34,527	36,237	38,403	33,786	31,599
Construction contract and other service expenses	10,694	7,773	16,132	41,293	37,498
Impairment losses	2,446	19,744	2,307	1,238	—
General and administrative expenses	10,130	6,609	5,783	5,884	6,250
Leasing expenses	1,753	1,888	1,656	1,650	1,641
Business development expenses and land carry costs	2,418	2,521	5,573	2,623	2,790
Total operating expenses	113,843	123,270	118,751	132,892	130,459
Operating income	30,464	20,055	31,993	37,471	30,575
Interest expense	(23,559)	(22,347)	(24,121)	(21,768)	(20,838)
Interest and other income	1,156	1,300	692	1,242	1,283
Gain (loss) on early extinguishment of debt	17	(402)	85,745	(65)	(3)
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	8,078	(1,394)	94,309	16,880	11,017
Equity in income of unconsolidated entities	10	10	18	9	25
Income tax benefit (expense)	8	(46)	(48)	(50)	(55)
Income (loss) from continuing operations	8,096	(1,430)	94,279	16,839	10,987
Discontinued operations	—	—	—	394	(238)
Income (loss) before gain on sales of real estate	8,096	(1,430)	94,279	17,233	10,749
Gain on sales of real estate	—	64,047	15	(1)	3,986
Net income	8,096	62,617	94,294	17,232	14,735
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(127)	(2,172)	(3,357)	(476)	(398)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(978)	(916)	(972)	(810)	(817)
Net income attributable to COPT	6,826	59,364	89,800	15,781	13,355
Preferred share dividends	(3,552)	(3,553)	(3,552)	(3,553)	(3,552)
Net income attributable to COPT common shareholders	$3,274	$55,811	$86,248	$12,228	$9,803

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
For diluted EPS computations:
Numerator for diluted EPS
Net income attributable to common shareholders	$3,274	$55,811	$86,248	$12,228	$9,803
Dividends on dilutive convertible preferred shares	—	—	372	—	—
Amount allocable to share-based compensation awards	(118)	(230)	(369)	(113)	(122)
Numerator for diluted EPS	$3,156	$55,581	$86,251	$12,115	$9,681
Denominator:
Weighted average common shares - basic	94,203	94,164	94,153	94,128	93,199
Dilutive convertible preferred shares	—	—	434	—	—
Dilutive effect of share-based compensation awards	95	—	21	35	198
Weighted average common shares - diluted	94,298	94,164	94,608	94,163	93,397
Diluted EPS	$0.03	$0.59	$0.91	$0.13	$0.10

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Net income	$8,096	$62,617	$94,294	$17,232	$14,735
Real estate-related depreciation and amortization	34,527	36,237	38,403	33,786	31,599
Impairment losses on previously depreciated operating properties (1)(2)	847	331	2,307	1,239	233
Gain on sales of previously depreciated operating properties (2)	—	(64,047)	(15)	—	—
FFO - per NAREIT (3)	43,470	35,138	134,989	52,257	46,567
Operating property acquisition costs	—	32	2,695	361	1,046
Gain on sales of non-operating properties, net of associated income tax	—	—	—	1	(3,986)
Impairment losses on non-operating properties, net of associated income tax	1,599	19,413	—	—	—
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	—	—	—
Loss on interest rate derivatives	1,551	386	—	—	—
(Gain) loss on early extinguishment of debt (2)	(17)	402	(85,745)	(315)	3
Add: Negative FFO of properties conveyed to extinguish debt in default	—	—	2,766	3,419	4,271
Demolition costs on redevelopment properties	208	225	930	66	175
Executive transition costs	4,137	—	—	—	—
FFO - as adjusted for comparability (3)	$50,948	$55,596	$55,635	$55,789	$48,076

Weighted Average Shares for period ended:
Common Shares Outstanding	94,203	94,164	94,153	94,128	93,199
Dilutive effect of share-based compensation awards	95	—	21	35	198
Common Units	3,677	3,677	3,679	3,680	3,732
Dilutive convertible preferred shares (4)	—	—	434	—	—
Dilutive noncontrolling interests - preferred units in the Operating Partnership (4)	—	—	176	—	—
Denominator for diluted FFO per share	97,975	97,841	98,463	97,843	97,129
Antidilutive preferred securities for diluted FFO, as adjusted for comparability (4)	—	—	(610)	—	—
Denominator for diluted FFO per share, as adjusted for comparability	97,975	97,841	97,853	97,843	97,129
Weighted average common units	(3,677)	(3,677)	(3,679)	(3,680)	(3,732)
Dilutive convertible preferred shares	—	—	434	—	—
Denominator for diluted EPS	94,298	94,164	94,608	94,163	93,397

(1) Please see reconciliations on pages 32 through 34.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
NOI from real estate operations (1)
Real estate revenues	$133,087	$134,477	$133,686	$128,195	$122,710
Real estate property operating expenses	(51,875)	(48,498)	(48,897)	(46,407)	(50,686)
NOI from real estate operations	81,212	85,979	84,789	81,788	72,024
General and administrative expenses	(10,130)	(6,609)	(5,783)	(5,884)	(6,250)
Leasing expenses	(1,753)	(1,888)	(1,656)	(1,650)	(1,641)
Business development expenses and land carry costs	(2,418)	(2,521)	(5,573)	(2,623)	(2,790)
NOI from construction contracts and other service operations	526	1,075	926	879	826
Impairment losses on non-operating properties	(1,599)	(19,413)	—	—	—
Equity in income of unconsolidated entities	10	10	18	9	25
Interest and other income	1,156	1,300	692	1,242	1,283
Gain (loss) on early extinguishment of debt	17	(402)	85,745	315	(3)
Gain on sales of non-operating properties	—	—	—	(1)	3,986
Total interest expense	(23,559)	(22,347)	(24,121)	(21,768)	(20,838)
Income tax expense	8	(46)	(48)	(50)	(55)
FFO - per NAREIT (1)	43,470	35,138	134,989	52,257	46,567
Preferred share dividends	(3,552)	(3,553)	(3,552)	(3,553)	(3,552)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests	(1,027)	(817)	(1,027)	(1,072)	(670)
Basic and diluted FFO allocable to restricted shares	(166)	(115)	(541)	(202)	(183)
Basic FFO available to common share and common unit holders (1)	38,560	30,488	129,704	47,265	41,997
Dividends on dilutive convertible preferred shares	—	—	372	—	—
Distributions on dilutive preferred units in the Operating Partnership	—	—	165	—	—
Diluted FFO available to common share and common unit holders (1)	38,560	30,488	130,241	47,265	41,997
Operating property acquisition costs	—	32	2,695	361	1,046
Gain on sales of non-operating properties, net of associated income tax	—	—	—	1	(3,986)
Impairment losses on non-operating properties, net of associated income tax	1,599	19,413	—	—	—
Loss on interest rate derivatives	1,551	386	—	—	—
(Gain) loss on early extinguishment of debt (1)	(17)	402	(85,745)	(315)	3
Add: Negative FFO of properties conveyed to extinguish debt in default (2)	—	—	2,766	3,419	4,271
Demolition costs on redevelopment properties	208	225	930	66	175
Executive transition costs	4,137	—	—	—	—
Diluted FFO comparability adjustments allocable to restricted shares	(31)	(88)	334	(14)	(7)
Dividends and distributions on antidilutive preferred securities (3)	—	—	(537)	—	—
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (1)	$46,007	$50,858	$50,684	$50,783	$43,499
(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Interest expense exceeded NOI from these properties by the amounts in the statement.
(3) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$46,007	$50,858	$50,684	$50,783	$43,499
Straight line rent adjustments (1)	(917)	(2,614)	(5,706)	(3,788)	(1,271)
Straight line rent adjustments on properties conveyed to extinguish debt in default	—	—	(19)	(24)	(72)
Amortization of intangibles included in NOI	338	365	474	478	111
Share-based compensation, net of amounts capitalized	1,632	1,625	1,739	1,658	1,552
Amortization of deferred financing costs	1,176	1,127	1,203	1,146	990
Amortization of net debt discounts, net of amounts capitalized	319	317	321	264	264
Recurring capital expenditures on properties to be held	(11,720)	(20,086)	(12,126)	(9,705)	(7,349)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$36,835	$31,592	$36,570	$40,812	$37,724
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$8,766	$6,836	$6,374	$6,644	$4,390
Building improvements on operating properties	3,953	16,674	4,223	4,543	3,203
Leasing costs for operating properties	1,183	3,518	2,547	1,485	954
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,353)	(393)	205	(986)	(264)
Less: Nonrecurring building improvements on operating properties	(557)	(6,551)	(1,155)	(1,298)	(875)
Less: Nonrecurring leasing costs for operating properties	(272)	2	(68)	(683)	(59)
Recurring capital expenditures	$11,720	$20,086	$12,126	$9,705	$7,349

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

Corporate Office Properties Trust
Consolidated Reconciliations of Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Net income	$8,096	$62,617	$94,294	$17,232	$14,735
Interest expense on continuing and discontinued operations	23,559	22,347	24,121	21,768	20,838
Income tax (benefit) expense	(8)	46	48	50	55
Depreciation of furniture, fixtures and equipment	602	597	590	527	492
Real estate-related depreciation and amortization	34,527	36,237	38,403	33,786	31,599
Impairment losses	2,446	19,744	2,307	1,239	233
(Gain) loss on early extinguishment of debt on continuing and discont. operations	(17)	402	(85,745)	(315)	3
Gain on sales of operating properties	—	(64,047)	(15)	—	—
Gain on sales of non-operational properties	—	—	—	1	(3,986)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(23)	6	98	(52)	75
Business development expenses	1,379	1,512	1,221	1,181	861
Operating property acquisition costs	—	32	2,695	361	1,046
EBITDA from properties conveyed to extinguish debt in default	—	—	(15)	(843)	90
Demolition costs on redevelopment properties	208	225	930	66	175
Executive transition costs	4,137	—	—	—	—
Adjusted EBITDA	$74,906	$79,718	$78,932	$75,001	$66,216
Proforma NOI adjustment for property changes within period	471	(1,738)	1,309	509	1,573
In-place adjusted EBITDA	$75,377	$77,980	$80,241	$75,510	$67,789

Corporate Office Properties Trust
Consolidated Office Properties by Segment (1) - 3/31/2016
(square feet in thousands)

	Operational Properties (5)				Construction/Redevelopment (6)
	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (5)	Total Square Feet
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	29	3,485	95.9%	96.6%	2	336	—	336
Howard County	34	2,747	90.0%	93.0%	1	22	—	22
Other	26	1,972	90.1%	90.6%	3	114	88	202
Total Fort Meade/BW Corridor	89	8,204	92.6%	94.0%	6	472	88	560
Northern Virginia (“NoVA”) Defense/IT	13	1,933	81.1%	87.3%	2	401	—	401
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%	—	—	—	—
Navy Support	21	1,261	71.8%	74.3%	—	—	—	—
Redstone Arsenal (Huntsville, Alabama)	6	632	98.9%	98.9%	1	19	—	19
Data Center Shells	10	1,562	100.0%	100.0%	2	298	—	298
Total Defense/IT Locations	146	14,545	90.8%	92.6%	11	1,190	88	1,278
Regional Office (4)	7	2,011	97.0%	97.8%	—	—	—	—
Core Portfolio	153	16,556	91.6%	93.3%	11	1,190	88	1,278
Properties Held for Sale	21	1,337	90.6%	90.8%	—	—	—	—
Other Properties	5	357	51.1%	52.5%	—	—	—	—
Total Portfolio	179	18,250	90.7%	92.3%	11	1,190	88	1,278

(1)	The above presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

(4)
Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

(5)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for a partially operational property; NOI for this property was $507,000 and cash NOI was $253,000 for the three months ended 3/31/16.

(6)
This schedule includes properties under, or contractually committed for, construction or redevelopment as of 3/31/16 and 310 Sentinel Way, a property that was complete but held for future lease to the United States Government. Please refer to pages 23 and 24.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	3/31/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/16
Core Portfolio:
Same Office Properties (3)	140	14,274	91.0%	93.0%	$401,144	81.5%	$62,881
Office Properties Placed in Service (4)	10	1,123	93.0%	93.0%	23,351	4.7%	4,132
Acquired Office Properties (5)	3	1,159	96.7%	97.1%	33,440	6.8%	5,342
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,806
Total Core Portfolio	153	16,556	91.6%	93.3%	457,935	93.0%	76,161
Office Properties Held for Sale (6)	21	1,337	90.6%	90.8%	29,388	6.0%	4,311
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	76
Other Office Properties (Same Office)	5	357	51.1%	52.5%	4,684	1.0%	664
Total Portfolio	179	18,250	90.7%	92.3%	$492,007	100.0%	$81,212

	3/31/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/16
Core Portfolio:
Defense/IT Locations	146	14,545	90.8%	92.6%	395,813	86.4%	62,720
Regional Office	7	2,011	97.0%	97.8%	62,122	13.6%	9,554
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,887
Total Core Portfolio	153	16,556	91.6%	93.3%	$457,935	100.0%	$76,161

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $20,039 as of 3/31/16.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/15.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/15.

(5)	Includes properties acquired in March, April and August of 2015.

(6)	The carrying value of operating property assets held for sale as of 3/31/16 totaled $201,272.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,509	$61,683	$61,400	$60,007	$61,184
NoVA Defense/IT	12,116	11,816	12,875	13,462	11,046
Lackland Air Force Base	10,225	12,233	9,018	9,743	8,665
Navy Support	6,934	6,840	6,886	7,186	7,265
Redstone Arsenal	3,116	3,063	3,061	2,658	2,446
Data Center Shells	6,330	5,930	5,665	5,037	5,114
Total Defense/IT locations	101,230	101,565	98,905	98,093	95,720
Regional Office	23,502	25,023	26,782	24,400	21,960
Wholesale Data Center	6,493	6,099	6,078	3,820	3,035
Other	1,862	1,790	1,921	1,882	1,995
Real estate revenues	$133,087	$134,477	$133,686	$128,195	$122,710

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,263	$41,476	$41,294	$40,527	$37,668
NoVA Defense/IT	7,575	7,829	7,725	8,108	5,430
Lackland Air Force Base	4,805	4,894	4,465	4,394	3,902
Navy Support	3,410	3,686	3,599	3,796	3,867
Redstone Arsenal	2,138	2,171	2,173	1,770	1,617
Data Center Shells	5,520	5,358	5,133	4,538	4,419
Total Defense/IT locations	62,711	65,414	64,389	63,133	56,903
Regional Office	13,671	15,608	17,186	15,994	13,212
Wholesale Data Center	3,832	4,138	2,070	1,599	823
Other	998	819	1,144	1,062	1,086
NOI from real estate operations	$81,212	$85,979	$84,789	$81,788	$72,024

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,624	$40,475	$40,414	$41,727	$37,458
NoVA Defense/IT	8,444	8,070	6,804	6,448	4,665
Lackland Air Force Base	4,716	4,745	3,680	3,222	3,446
Navy Support	3,226	3,597	3,565	3,579	3,832
Redstone Arsenal	2,473	2,267	1,881	1,832	1,848
Data Center Shells	5,192	5,024	4,802	3,831	4,525
Total Defense/IT locations	63,675	64,178	61,146	60,639	55,774
Regional Office	12,870	15,161	15,939	14,966	13,622
Wholesale Data Center	3,728	4,011	1,952	2,206	825
Other	823	837	1,117	1,101	1,057
Cash NOI from real estate operations	$81,096	$84,187	$80,154	$78,912	$71,278
Straight line rent adjustments	546	2,254	5,217	3,446	941
Add: Amortization of deferred market rental revenue	(190)	(178)	(293)	(308)	59
Less: Amortization of below-market cost arrangements	(240)	(284)	(289)	(262)	(254)
NOI from real estate operations	$81,212	$85,979	$84,789	$81,788	$72,024
*     Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,065	93.2%	94.6%	94.0%	94.1%	93.6%
NoVA Defense/IT	11	1,537	76.3%	77.2%	76.5%	76.7%	76.1%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,234	74.0%	73.9%	73.3%	77.8%	82.0%
Redstone Arsenal	5	563	97.5%	95.7%	94.5%	90.1%	83.9%
Data Center Shells	6	995	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	135	13,186	90.5%	91.4%	90.8%	91.2%	90.9%
Regional Office	5	1,088	97.5%	96.0%	95.1%	94.7%	93.6%
Core Portfolio Same Office Properties	140	14,274	91.1%	91.7%	91.2%	91.5%	91.1%
Other Same Office Properties	5	357	51.1%	51.6%	52.6%	57.0%	56.8%
Total Same Office Properties	145	14,631	90.1%	90.8%	90.2%	90.6%	90.3%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,065	93.1%	94.6%	94.0%	94.4%	93.7%
NoVA Defense/IT	11	1,537	76.2%	77.3%	77.3%	77.4%	76.1%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,234	73.4%	73.8%	73.1%	77.4%	81.9%
Redstone Arsenal	5	563	98.8%	96.7%	95.2%	93.2%	83.9%
Data Center Shells	6	995	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	135	13,186	90.5%	91.5%	91.0%	91.5%	91.0%
Regional Office	5	1,088	98.0%	96.3%	95.2%	94.8%	94.4%
Core Portfolio Same Office Properties	140	14,274	91.0%	91.9%	91.3%	91.8%	91.2%
Other Same Office Properties	5	357	51.1%	51.8%	51.3%	57.4%	56.8%
Total Same Office Properties	145	14,631	90.1%	90.9%	90.3%	90.9%	90.4%

(1)    Same office properties represent buildings owned and 100% operational since at least January 1, 2015, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues, NOI and Cash NOI(1) by Segment
(dollars in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,571	$60,736	$60,656	$59,800	$61,021
NoVA Defense/IT	8,597	8,450	8,359	8,381	8,516
Lackland Air Force Base	8,699	10,564	7,912	8,670	8,307
Navy Support	6,934	6,840	6,887	7,185	7,265
Redstone Arsenal	2,771	2,718	2,716	2,549	2,404
Data Center Shells	4,852	4,780	4,804	4,737	4,949
Total Defense/IT Locations	93,424	94,088	91,334	91,322	92,462
Regional Office	9,158	8,954	9,550	9,077	9,178
Other Properties	1,274	1,246	1,349	1,322	1,395
Same office property real estate revenues	$103,856	$104,288	$102,233	$101,721	$103,035
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$38,754	$40,693	$40,690	$40,208	$37,770
NoVA Defense/IT	5,196	5,378	5,281	5,176	4,923
Lackland Air Force Base	3,749	3,746	3,672	3,689	3,702
Navy Support	3,435	3,706	3,605	3,770	3,893
Redstone Arsenal	1,872	1,905	1,872	1,670	1,580
Data Center Shells	4,304	4,301	4,316	4,305	4,282
Total Defense/IT Locations	57,310	59,729	59,436	58,818	56,150
Regional Office	5,571	5,509	5,976	5,329	5,510
Other Properties	664	615	823	771	653
Same office property NOI	$63,545	$65,853	$66,235	$64,918	$62,313
Same office property cash NOI (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$38,415	$39,538	$39,844	$38,533	$36,178
NoVA Defense/IT	5,159	5,229	5,023	4,915	4,678
Lackland Air Force Base	3,751	3,748	3,574	3,591	3,603
Navy Support	3,221	3,617	3,570	3,552	3,853
Redstone Arsenal	2,229	2,118	1,887	1,812	1,827
Data Center Shells	4,007	4,072	4,054	4,038	3,577
Total Defense/IT Locations	56,782	58,322	57,952	56,441	53,716
Regional Office	6,042	5,801	5,547	5,278	5,288
Other Properties	653	620	833	827	646
Same office property cash NOI	$63,477	$64,743	$64,332	$62,546	$59,650
Straight line rent adjustments	(1,375)	378	1,576	1,602	1,708
Add: Amortization of deferred market rental revenue	34	28	16	16	39
Less: Amortization of below-market cost arrangements	(218)	(259)	(264)	(258)	(253)
Add: Lease termination fee, gross	980	416	185	1,012	753
Add: Cash NOI on tenant-funded landlord assets	647	547	390	—	416
Same office property NOI	$63,545	$65,853	$66,235	$64,918	$62,313
Percentage change in same office property cash NOI (2)	6.4%

(1)
In addition to excluding the effects of noncash rental revenues and property operating expenses, same office property cash NOI also excludes the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Quarter Ended March 31, 2016
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Data Center Shells	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	115	65	20	—	25	23	248
Expiring Square Feet	210	99	20	—	25	32	385
Vacating Square Feet	94	34	—	—	—	10	138
Retention Rate (% based upon square feet)	55.0%	65.9%	100.0%	—%	99.9%	70.1%	64.3%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$17.90	$2.90	$7.48	$—	$43.79	$—	$14.10
Weighted Average Lease Term in Years	7.7	2.0	3.4	—	5.5	1.0	5.0
GAAP Rent Per Square Foot
Renewal GAAP Rent	$30.13	$30.01	$23.44	$—	$28.94	$22.85	$28.78
Expiring GAAP Rent	$26.72	$26.93	$23.41	$—	$25.29	$20.79	$25.83
Change in GAAP Rent	12.8%	11.4%	0.1%	—%	14.4%	9.90%	11.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$28.49	$27.48	$23.02	$—	$27.80	$22.85	$27.21
Expiring Cash Rent	$27.85	$26.83	$24.67	$—	$25.91	$22.85	$26.68
Change in Cash Rent	2.3%	2.4%	(6.7)%	—%	7.3%	—%	2.0%
Average escalations per year	2.9%	2.6%	2.4%	—%	2.6%	—%	2.8%
New Leases
Development and Redevelopment Space
Leased Square Feet	4	10	—	149	—	—	163
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$34.27	$96.51	$—	$—	$—	$—	$6.88
Weighted Average Lease Term in Years	2.0	11.0	—	10.0	—	—	9.8
GAAP Rent Per Square Foot	$28.42	$31.83	$—	$14.08	$—	$—	$15.56
Cash Rent Per Square Foot	$28.00	$30.50	$—	$12.93	$—	$—	$14.42
Other New Leases (1)
Leased Square Feet	79	11	25	—	15	5	135
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$38.42	$22.10	$27.91	$—	$41.62	$30.62	$35.30
Weighted Average Lease Term in Years	7.1	5.2	2.9	—	9.6	3.3	6.3
GAAP Rent Per Square Foot	$27.48	$20.89	$26.03	$—	$29.81	$19.18	$26.66
Cash Rent Per Square Foot	$26.61	$20.14	$25.98	$—	$27.71	$18.71	$25.83
Total Square Feet Leased	199	86	45	149	40	27	545
Average escalations per year	2.8%	2.5%	2.4%	2.3%	2.7%	1.2%	2.5%
Average escalations excl. data center shells							2.7%
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/16 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio

Ft Meade/BW Corridor	40	660	$23,565	5.1%	$35.69
NoVA Defense/IT	7	74	1,598	0.3%	21.51
Navy Support	16	177	4,774	1.0%	27.00
Regional Office	16	136	3,965	0.9%	29.23
2016	79	1,047	33,902	7.4%	32.38
Ft Meade/BW Corridor	46	1,339	42,243	9.2%	31.56
NoVA Defense/IT	4	226	7,439	1.6%	32.86
Navy Support	9	76	1,396	0.3%	18.46
Redstone Arsenal	1	2	34	—%	19.89
Regional Office	13	127	4,387	1.0%	34.48
2017	73	1,770	55,499	12.1%	31.36
Ft Meade/BW Corridor	51	1,007	33,826	7.4%	33.58
NoVA Defense/IT	9	352	10,538	2.3%	29.91
Navy Support	16	179	5,176	1.1%	28.91
Redstone Arsenal	3	251	6,419	1.4%	25.55
Data Center Shells	1	155	2,449	0.5%	15.80
Regional Office	12	356	14,034	3.1%	39.43
2018	92	2,300	72,442	15.8%	31.48
Ft Meade/BW Corridor	48	1,482	46,853	10.2%	31.62
NoVA Defense/IT	9	340	13,019	2.8%	38.25
Navy Support	10	53	1,445	0.3%	27.45
Redstone Arsenal	4	71	1,448	0.3%	20.38
Regional Office	11	169	4,566	1.0%	26.97
2019	82	2,115	67,331	14.7%	31.83

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Ft Meade/BW Corridor	49	1,241	38,062	8.3%	30.67
NoVA Defense/IT	7	128	3,464	0.8%	27.12
Lackland Air Force Base	2	250	9,092	2.0%	36.32
Navy Support	16	173	6,911	1.5%	40.02
Redstone Arsenal	3	141	2,984	0.7%	21.22
Regional Office	11	67	1,997	0.4%	29.65
2020	88	2,000	62,510	13.7%	31.26
Thereafter	141	5,926	166,251	36.3%	28.06
Core Portfolio	555	15,158	$457,935	100.0%	$30.21

Office Properties Held for Sale and Other
Ft Meade/BW Corridor	1	11	263	0.8%	24.18
Regional Office	73	1,126	27,137	79.6%	24.09
Other	15	257	6,672	19.6%	25.99
Office Properties Held for Sale and Other Total Average	89	1,394	34,072	100.0%	24.44
Total Portfolio	644	16,552	$492,007		$29.72

Note: As of March 31, 2016, the weighted average lease term is 4.7 years for the Core Portfolio and 4.8 for the Total Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	2	11	2.00	$2,280
2018	2	1	0.26	537
2019	1	6	1.00	2,273
2020	2	19	11.38	13,391
2022	1	6	1.00	1,558
			15.64	$20,039

(1)
This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of March 31, 2016 of 291 for the portfolio, including 283 for the Core Portfolio.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2016 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 3/31/16
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States Government	(3)	63	3,800	23.0%	$142,041	28.9%	4.8
Northrop Grumman Corporation		8	757	4.6%	22,150	4.5%	4.2
The Boeing Company		11	708	4.3%	20,811	4.2%	3.2
General Dynamics Corporation		7	528	3.2%	19,364	3.9%	2.0
Vadata Inc.		7	1,111	6.7%	12,916	2.6%	8.8
Computer Sciences Corporation		3	279	1.7%	10,680	2.2%	2.9
CareFirst, Inc.		2	300	1.8%	10,420	2.1%	5.6
Booz Allen Hamilton, Inc.		6	280	1.7%	9,682	2.0%	4.9
Wells Fargo & Company		3	190	1.1%	8,339	1.7%	2.8
AT&T Corporation		3	308	1.9%	5,886	1.2%	3.1
KEYW Corporation		2	211	1.3%	5,814	1.2%	7.7
Raytheon Companu		6	168	1.0%	5,757	1.2%	2.9
Science Applications International Corp.		5	154	0.9%	5,547	1.1%	4.6
L-3 Communications Holdings, Inc.		1	159	1.0%	5,390	1.1%	3.5
Harris Corporation		7	179	1.1%	5,008	1.0%	5.7
Miles & Stockbridge, PC		2	157	0.9%	4,955	1.0%	11.5
Transamerica Life Insurance Company		2	160	1.0%	4,801	1.0%	5.7
University of Maryland		3	172	1.0%	4,574	0.9%	5.4
Kratos Defense and Security Solutions		1	131	0.8%	4,508	0.9%	4.1
Engility Holdings, Inc.		3	118	0.7%	4,493	0.9%	1.6
Subtotal Top 20 Office Tenants		145	9,869	59.6%	313,136	63.6%	4.9
All remaining tenants		499	6,683	40.4%	178,871	36.4%	4.7
Total/Weighted Average		644	16,552	100.0%	$492,007	100.0%	4.8

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/16, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights. As of 3/31/16, $2.5 million in annualized rental revenue (or 1.8% of our annualized rental revenue from the United States Government) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Investment Activity
(dollars in thousands)

	Transaction Date	Transaction Price

Property Dispositions
Quarter Ended March 31, 2016
Colorado Springs Land	Various	$5,701

Corporate Office Properties Trust
Construction, Redevelopment and Land Owned/Controlled as of 3/31/16
(dollars and square feet in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Defense/IT Locations:
Fort Meade/BW Corridor	456	104	4,175	4,735
NoVA Defense/IT	401	—	1,614	2,015
Lackland Air Force Base	—	—	1,033	1,033
Navy Support	—	—	109	109
Redstone Arsenal	19	—	4,084	4,103
Data Center Shells	298	—	—	298
Subtotal Defense/IT Locations	1,174	104	11,015	12,293
Regional Office	—	—	1,282	1,282
Other	—	—	2,188	2,188
Total	1,174	104	14,485	15,763
	Costs to date by region
Defense/IT Locations:
Fort Meade/BW Corridor	$83,734	$15,998	$126,526	$226,258
NoVA Defense/IT	39,370	—	85,978	125,348
Lackland Air Force Base	—	—	20,200	20,200
Navy Support	—	—	2,588	2,588
Redstone Arsenal	4,259	—	14,350	18,609
Data Center Shells	31,605	—	—	31,605
Subtotal Defense/IT Locations	158,968	15,998	249,642	424,608
Regional Office	—	—	70,038	70,038
Other	—	—	55,222	55,222
Total	$158,968	$15,998	$374,902	$549,868

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(67,414)	(5,822)	(32,296)	(105,532)
Assets held for sale	—	—	(24,635)	(24,635)
Deferred leasing costs and other assets	(3,217)	(315)	—	(3,532)
Projects in development or held for future development, including associated land costs (4)	$88,337	$9,861	$317,971	$416,169

(1)	Represents construction projects as listed on page 23.

(2)	Represents redevelopment projects as listed on page 24.

(3)	Represents our land owned/controlled as listed on page 26.

(4)	Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/16 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 3/31/16	as of 3/31/16 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
Patriot Point - DC16 Ashburn, Virginia	Data Center Shells	Ashburn	149	100%	$29,840	$23,777	$—	2Q 16	2Q 16
NOVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	30,828	3,320	2Q 15	2Q 16
7880 Milestone Parkway (4) Hanover, Maryland	Ft Meade/BW Corridor	Arundel Preserve	120	74%	32,252	29,721	25,070	3Q 15	3Q 16
Patriot Point - DC17 Ashburn, Virginia	Data Center Shells	Ashburn	149	100%	22,670	7,828	—	3Q 16	3Q 16
2100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	19	58%	5,033	4,259	—	2Q 16	2Q 17
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	14,989	—	1Q 17	1Q 18
NOVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	46,525	8,542	—	2Q 18	2Q 18
Total Under Construction			983	72%	$221,532	$119,944	$28,390

Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	0%	54,352	39,024	39,024	(1)	(1)
Total Construction Projects			1,174	60%	$275,884	$158,968	$67,414

(1)	Includes properties under, or contractually committed for, construction as of 3/31/16 and 310 Sentinel Way, a property that was complete but held for future lease to the United States Government.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 88 square feet were operational as of 3/31/16; NOI for this property was $507,000 and cash NOI was $253,000 for the three months ended 3/31/16.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/16
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 3/31/16 (3)	as of 3/31/16 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	22	20%	$1,739	$2,511	$4,250	$3,125	$1,739	1Q 16	1Q 17
1201 Winterson Rd (AS13) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	68	0%	3,039	12,812	15,851	10,793	3,039	1Q 16	1Q 17
Airport Landing (3) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square
Retail Buildings			14	56%	785	5,803	6,588	1,821	785	3Q 16	3Q 17
Pad Site			N/A	100%	259	200	459	259	259	3Q 16	3Q 16
Total Under Redevelopment			104	16%	$5,822	$21,326	$27,148	$15,998	$5,822

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) The redevelopment of Airport Landing involves the demolition of the existing office property to develop a retail center to serve the submarket. Upon completion, the project’s retail amenities will include: newly constructed retail property totaling 14 square feet; and a 1.2 acre retail pad site already under ground lease for 20 years to a national food service provider. The total percentage leased reported above for redevelopment projects was calculated by including the square footage of the building to be constructed on the pad site by the lessee.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Place in Service as of 3/31/16 (1)
(square feet in thousands)

			Rentable Square Feet of Property	Square Feet Placed in Service	Space Placed in Service Percentage Leased as of 3/31/16

	Property Segment			Year 2016
Property and Location		Park/Submarket		1st Quarter
Patriot Point - DC15 Ashburn, Virginia	Data Center Shells	Ashburn	149	149	100%
6708 Alexander Bell Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	51	51	0%
Total Construction/Redevelopment Placed Into Service				200	75%

(1) Excludes 310 Sentinel Way, a property that was complete but held for future lease to the United States Government.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/16 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	233	1,956
Howard County	27	590
Other	143	1,629
Total Fort Meade/BW Corridor	403	4,175
NoVA Defense/IT	64	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (3)	428	4,084
Total Defense/IT Locations	1,007	11,015
Regional Office	35	1,282
Total land owned/controlled for future development	1,042	12,297	$287,384

Other land owned/controlled	205	2,188	30,587
Land held for sale	111	2,032	24,635

Land owned/controlled	1,358	16,517	$342,606
Land held for sale	(111)	(2,032)	(24,635)
Land held, net	1,247	14,485	$317,971

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 23 and 24, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 22 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties. The costs incurred on this land totaled $14.3 million as of 3/31/16.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of March 31, 2016:
Insiders	555	309	—	864	0.87%
Non-insiders	94,106	3,368	610	98,084	99.13%
Total	94,661	3,677	610	98,948	100.00%

COMMON EQUITY - End of Quarter	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Unrestricted Common Shares	94,242	94,154	94,145	94,133	94,097
Restricted Common Shares	419	378	389	397	439
Common Shares	94,661	94,532	94,534	94,530	94,536
Common Units	3,677	3,677	3,677	3,680	3,680
Total	98,338	98,209	98,211	98,210	98,216
End of Quarter Common Share Price	$26.24	$21.83	$21.03	$23.54	$29.38
Market Value of Common Shares/Units	$2,580,389	$2,143,902	$2,065,377	$2,311,863	$2,885,586
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series L Shares Outstanding - 7.375%	$172,500	$172,500	$172,500	$172,500	$172,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (1)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (2)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$207,883	$207,883	$207,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$207,883	$207,883	$207,883
Market Value of Common Shares/Units	2,580,389	2,143,902	2,065,377	2,311,863	2,885,586
Total Equity Market Capitalization	$2,788,272	$2,351,785	$2,273,260	$2,519,746	$3,093,469
(1) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(2) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of March 31, 2016
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Carrying Value	Average Stated Interest Rates for Three Months Ended 3/31/16 (1)

Debt Outstanding
Fixed rate
Secured debt	6.08%	6.04%	3.3		$280,215	$279,782	6.1%
Senior Unsecured Notes	4.32%	4.47%	7.3		1,200,000	1,186,255	4.3%
Other Unsecured Debt	0.00%	6.50%	10.1		2,011	1,482	0.0%
Total fixed rate debt	4.65%	4.77%	6.6		$1,482,226	$1,467,519	4.7%
Variable rate
Secured debt	2.40%	2.40%	1.3		$49,654	$49,488	2.4%
Unsecured Revolving Credit Facility	1.60%	1.60%	3.1	$800,000	107,000	107,000	1.6%
Unsecured Term Loans	2.08%	2.08%	4.4		520,000	516,205	2.1%
Total variable rate debt	2.03%	2.03%	4.0		$676,654	$672,693	2.9%	(1)(2)(3)
Total Consolidated Debt outstanding	3.82%	3.91%	5.8		$2,158,880	$2,140,212	4.1%	(1)(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (1)					$413,853		0.8%

% of Fixed Rate Loans (1)					87.8%
% of Variable Rate Loans (1)					12.2%
					100.0%

Recourse debt					$1,922,040	$1,903,360
Nonrecourse debt					236,840	236,852
Total Consolidated Debt outstanding					$2,158,880	$2,140,212

(1)
Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

(2) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.
(3) Includes unused facility fees incurred for one of our Unsecured Term Loans.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	March 31, 2016
Secured debt	$329,271
Unsecured debt	1,810,941
Numerator for debt to adjusted book ratio	$2,140,212
Less: Cash and cash equivalents	(62,489)
Numerator for adjusted debt to in-place adjusted EBITDA ratio	$2,077,723

Unencumbered adjusted book	$4,330,749
Encumbered adjusted book	572,792
Total adjusted book	$4,903,541

# of Operating Office Properties
Unencumbered	160
Encumbered	19
Total	179

Square Feet of Office Properties (in thousands)
Unencumbered	15,595
Encumbered	2,655
Total	18,250

	Three Months Ended 3/31/16
NOI from unencumbered real estate operations	$67,166
NOI from encumbered real estate operations	14,046
Total NOI from real estate operations	$81,212

Unencumbered adjusted EBITDA	$60,860
Encumbered adjusted EBITDA (1)	14,046
Total adjusted EBITDA (1)	$74,906

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 3/31/16
Adjusted EBITDA debt service coverage ratio	3.4x
Adjusted EBITDA fixed charge coverage ratio	2.7x
Adjusted debt to in-place adjusted EBITDA ratio	6.9x

	As of and for Three Months Ended 3/31/16
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	45.3%	Less than 60%
Secured Debt / Total Assets	6.9%	Less than 40%
Debt Service Coverage	3.1x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	229.6%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2016	2017	2018	2019	2020	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.20%	1.60%	$—	$—	$—	$107,000	$—	$—	$107,000
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Due 7/1/25	5.00%	5.15%	—	—	—	—	—	300,000	300,000
Total Senior Unsecured Notes			—	—	—	—	—	1,200,000	1,200,000

Other Unsecured Debt
2019 maturities	LIBOR + 2.10%	2.54%	—	—	—	120,000	—	—	120,000
2020 maturities	LIBOR + 1.40%	1.84%	—	—	—	—	300,000	—	300,000
2022 maturities (2)	LIBOR + 1.80%	2.24%	—	—	—	—	—	100,000	100,000
2026 maturities	0.00%	6.50%	150	200	200	200	200	1,061	2,011
Total Other Unsecured Debt			150	200	200	120,200	300,200	101,061	522,011

Total Unsecured Debt			$150	$200	$200	$227,200	$300,200	$1,301,061	$1,829,011
Secured Debt
Fixed Rate Secured Debt
2016 maturities	7.22%	7.21%	$168,262	$—	$—	$—	—	$—	$168,262
2019 maturities	7.87%	6.76%	270	385	417	412	—	—	1,484
Thereafter	4.31%	4.24%	1,509	2,298	2,400	2,506	2,614	99,142	110,469
Total Fixed Rate Secured Debt			170,041	2,683	2,817	2,918	2,614	99,142	280,215

Variable Rate Secured Debt
2016 maturities	LIBOR + 2.00%	2.44%	35,801	—	—	—	—	—	35,801
2020 maturities	LIBOR + 1.85%	2.29%	267	369	383	396	12,438	—	13,853
Variable Rate Secured Debt			36,068	369	383	396	12,438	—	49,654

Total Secured Debt			$206,109	$3,052	$3,200	$3,314	$15,052	$99,142	$329,869

Total Debt			$206,259	$3,252	$3,400	$230,514	$315,252	$1,400,203	$2,158,880

Fixed Rate Debt	4.65%	4.77%	$170,191	$2,883	$3,017	$3,118	$2,814	$1,300,203	$1,482,226
Variable Rate Debt	2.03%	2.03%	36,068	369	383	227,396	312,438	100,000	676,654
Total Debt			$206,259	$3,252	$3,400	$230,514	$315,252	$1,400,203	$2,158,880

Balloon Payments			$201,711	$—	$—	$227,000	$312,132	$1,391,229	$2,132,072
Scheduled Principal Amortization			4,548	3,252	3,400	3,514	3,120	8,974	26,808
Total Debt			$206,259	$3,252	$3,400	$230,514	$315,252	$1,400,203	$2,158,880
					Net debt discounts and deferred financing costs				(18,668)
					Numerator for debt to adjusted book				$2,140,212

(1)	Matures in May 2019, and may be extended by two six-month periods at our option, subject to certain conditions.

(2)	An additional $150,000 in borrowings is available to be drawn under this loan through September 2016.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 3/31/16
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$53,144	$35,801	50%
Huntsville, AL:
LW Redstone Company, LLC (5 properties)	495	100.0%	100.0%	84,664	50,428	85%
Total/Average	737	100.0%	100.0%	$137,808	$86,229
NOI of Operating Properties for the Three Months Ended 3/31/16 (2)	$3,122

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$3,189	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	64,637	—	85%
Washington, DC:
Stevens Place	189	37,724	—	95%
Total	4,798	$105,550	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint ventures.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $46.0 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
GAAP revenues from real estate operations from continuing operations	$133,087	$134,477	$133,686	$128,191	$122,710
Revenues from discontinued operations	—	—	—	4	—
Real estate revenues	$133,087	$134,477	$133,686	$128,195	$122,710

GAAP property operating expenses from continuing operations	$51,875	$48,498	$48,897	$46,418	$50,681
Property operating expenses from discontinued operations	—	—	—	(11)	5
Real estate property operating expenses	$51,875	$48,498	$48,897	$46,407	$50,686

Discontinued Operations
Revenues from real estate operations	$—	$—	$—	$4	$—
Property operating expenses	—	—	—	11	(5)
Gain on early extinguishment of debt	—	—	—	380	—
Impairment (losses) recoveries	—	—	—	(1)	(233)
Gain on sales of depreciated real estate properties	—	—	—	—	—
Discontinued operations	$—	$—	$—	$394	$(238)

Gain on sales of real estate, net, per statements of operations	$—	$64,047	$15	$(1)	$3,986
Gain on sales of real estate from discontinued operations	—	—	—	—	—
Gain on sales of real estate from continuing and discont. operations	—	64,047	15	(1)	3,986
Gain on sales of non-operating properties	—	—	—	1	(3,986)
Gain on sales of operating properties	$—	$64,047	$15	$—	$—

Impairment losses, per statements of operations	$2,446	$19,744	$2,307	$1,238	$—
Impairment losses on discontinued operations	—	—	—	1	233
Total impairment losses	$2,446	$19,744	$2,307	$1,239	$233
Impairment losses on previously depreciated operating properties	(847)	(331)	(2,307)	(1,239)	(233)
Impairment losses on non-operating properties	$1,599	$19,413	$—	$—	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Total interest expense	$23,559	$22,347	$24,121	$21,768	$20,838
Less: Amortization of deferred financing costs	(1,176)	(1,127)	(1,203)	(1,146)	(990)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(319)	(317)	(321)	(264)	(264)
Less: Loss on interest rate derivatives	(1,551)	(386)	—	—	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	—	(2,781)	(4,261)	(4,182)
Denominator for interest coverage	20,513	20,517	19,816	16,097	15,402
Scheduled principal amortization	1,800	1,717	1,692	1,670	1,649
Denominator for debt service coverage	22,313	22,234	21,508	17,767	17,051
Capitalized interest	1,753	1,510	1,559	1,950	2,132
Preferred share dividends - redeemable non-convertible	3,552	3,553	3,552	3,553	3,552
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$27,783	$27,462	$26,784	$23,435	$22,900

Preferred share dividends	$3,552	$3,553	$3,552	$3,553	$3,552
Preferred unit distributions	165	165	165	165	165
Common share dividends	26,037	25,998	26,000	26,002	25,998
Common unit distributions	1,011	1,011	1,011	1,012	1,012
Total dividends/distributions	$30,765	$30,727	$30,728	$30,732	$30,727

Common share dividends	$26,037	$25,998	$26,000	$26,002	$25,998
Common unit distributions	1,011	1,011	1,011	1,012	1,012
Dividends and distributions on dilutive preferred securities	—	—	537	—	—
Dividends and distributions for diluted FFO payout ratio	27,048	27,009	27,548	27,014	27,010
Dividends and distributions on antidilutive preferred securities	—	—	(537)	—	—
Dividends and distributions for other payout ratios	$27,048	$27,009	$27,011	$27,014	$27,010

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Total Assets	$3,937,908	$3,909,312	$3,912,092	$3,904,059	$3,771,651
Accumulated depreciation	713,283	700,363	675,747	723,470	724,539
Accumulated depreciation included in assets held for sale	33,143	18,317	65,872	24,930	—
Accumulated amort. of real estate intangibles and deferred leasing costs	198,552	195,506	189,571	211,522	219,437
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	20,655	17,456	26,260	15,271	—
Less: Adj. book assoc. with properties conveyed to extinguish debt in default	—	—	—	(130,471)	(131,623)
Adjusted book	$4,903,541	$4,840,954	$4,869,542	$4,748,781	$4,584,004

Debt, net	$2,140,212	$2,077,752	$2,114,859	$2,123,308	$1,994,118
Less: Debt in default extinguished via conveyance of properties	—	—	—	(150,000)	(150,000)
Numerator for debt to adjusted book ratio	2,140,212	2,077,752	2,114,859	1,973,308	1,844,118
Less: Cash and cash equivalents	(62,489)	(60,310)	(3,840)	(37,074)	(4,429)
Adjusted debt	$2,077,723	$2,017,442	$2,111,019	$1,936,234	$1,839,689

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to Cash NOI.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default that was extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a

Corporate Office Properties Trust
Definitions

useful supplemental measure in evaluating operating performance.  The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter

Corporate Office Properties Trust
Definitions

of ownership/operations. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

Recurring capital expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Corporate Office Properties Trust
Definitions

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Same office property cash NOI
Defined as cash NOI attributable to same office properties with additional adjustments to eliminate the effects of: (1) lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed upon lease terms; and (2) rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Lease termination fees and tenant-funded landlord improvements are often recognized as revenue in large one-time lump sum amounts.  We believe that cash NOI attributable to same office properties with additional adjustments to eliminate the effects of these amounts is a useful supplemental measure of operating performance in evaluating same-office property groupings.  We believe that net income is the most directly comparable GAAP measure to Same office property cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2016 RESULTS

COLUMBIA, MD April 29, 2016 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2016.

Management Comments

“We’ve started the year with a strong first quarter,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “Solid tenant retention and positive rent spreads on renewing leases - 11.4% on a GAAP basis and 2.0% on a cash basis - combined with a 6.4% increase in same office cash NOI all demonstrate the strength of our portfolio.” Stephen E. Budorick, COPT’s Chief Operating Officer added, “We are highly confident in our leasing forecast and, accordingly, are increasing our same office cash NOI guidance range for the year by 50 bps to between 3.5% and 4.0%. We are executing our 2016 plan which, in addition to generating strong same office results, includes enhancing value through select asset sales that will further strengthen our balance sheet and fund our growing development pipeline.”

Financial Highlights

1st Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.03 for the quarter ended March 31, 2016 as compared to $0.10 for the first quarter of 2015.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.39 for the first quarter of 2016 as compared to $0.43 for the first quarter of 2015.

•	FFOPS, as adjusted for comparability, was $0.47 for the quarter ended March 31, 2016 as compared to $0.45 for the first quarter of 2015.

Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), gains (losses) on early extinguishment of debt, derivative losses, executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

Operating Performance Highlights

Portfolio Summary:

•	At March 31, 2016, the Company’s core portfolio of 153 operating office properties totaled 16.6 million square feet that were 91.6% occupied and 93.3% leased.

i

•
During the quarter, the Company placed 200,000 square feet of development in service that was 75% leased. This excludes an additional 191,000 square feet that were completed but being held for future lease to the United States of America.

•	At March 31, 2016, the Company had 21 operating properties and 111 acres of land held for sale. The held for sale properties total 1.3 million square feet and, at March 31, 2016, were 90.6% occupied.

Same Office Performance:

•	At March 31, 2016, COPT’s same office portfolio of 145 buildings were 90.1% occupied and 92.0% leased, and represented 80% of the portfolio’s rentable square feet.

•	For the quarter ended March 31, 2016, the Company’s same office property cash NOI increased 6.4% as compared to the quarter ended March 31, 2015.

Leasing:

•	Square Feet Leased - For the quarter ended March 31, 2016, the Company leased a total of 545,000 square feet, including 163,000 square feet in development projects.

•	Renewal Rates - During the first quarter, the Company renewed 64% of expiring leases.

•
Lease Terms - In the first quarter, lease terms on 248,000 square feet of renewals averaged 5.0 years and 8.2 years on 298,000 square feet of development and other new leasing, for an average lease term of 6.8 years on all leasing completed in the quarter.

•
Strong Rent Spreads on Renewing Leases - For the quarter ended March 31, 2016, GAAP rent on renewed space increased 11.4%; on a cash basis, renewal rates increased 2.0% in the first quarter, as compared to the expiring rents.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has seven properties totaling 983,000 square feet under construction that, at March 31, 2016, were 72% pre-leased. The seven projects have a total estimated cost of $221.5 million, of which $119.9 million has been incurred.

•
COPT has 104,000 square feet in three properties under redevelopment, representing a total expected cost of $27.1 million, of which $16.0 million has been invested. The three projects were 16% leased at quarter end.

Dispositions:

•	During the quarter, the Company disposed of non-strategic land in Colorado Springs, CO, for $5.7 million.

Balance Sheet and Capital Transaction Highlights

•
As of March 31, 2016, the Company’s debt to adjusted book ratio was 43.6%, adjusted debt to in-place adjusted EBITDA ratio was 6.9x, and, for the quarter ended March 31, 2016, its adjusted EBITDA fixed charge coverage ratio was 2.7x.

•
The Company’s weighted average interest rate was 4.1% for the quarter ended March 31, 2016 and, including the effect of interest rate swaps, 88% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 5.8 years.

2016 FFO Guidance

Management is maintaining its previously issued guidance ranges for full year FFOPS, as adjusted for comparability, of $1.95-$2.05, and establishing guidance for the second quarter ending June 30, 2016 at a range of $0.48-$0.50. Reconciliations of projected diluted EPS to projected FFOPS are provided as follows:

	Three Months Ending		Year Ending
	June 30, 2016		December 31, 2016
	Low	High	Low	High
EPS	$0.18	$0.20	$0.38	$0.48
Real estate depreciation and amortization	0.40	0.40	1.60	1.60
Impairment losses on operating properties	—	—	0.01	0.01
Gains on sales of operating properties	(0.10)	(0.10)	(0.10)	(0.10)
FFOPS, NAREIT definition	0.48	0.50	1.89	1.99
Executive transition costs	—	—	0.04	0.04
Impairment losses on non-operating properties	—	—	0.02	0.02
FFOPS, as adjusted for comparability	$0.48	$0.50	$1.95	$2.05

Associated Supplemental Presentation

Prior to today’s call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2016 conference call, the details of which are provided below. You may access the slide presentation on the ‘Investors’ section of the website (www.copt.com). Please have the slides available to review during management’s comments.

Conference Call Information

Management will discuss first quarter 2016 earnings results on its conference call today at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:    Friday, April 29, 2016 at 6:00 a.m. Eastern Time

Conference Call Date:    Friday, April 29, 2016

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)     800-219-3192

Telephone Number: (outside the U.S.)    617-597-5412

Passcode:    82207639#

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PVHE4AGEM

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Replay Information

A replay of this call will be available beginning Friday, April 29, at 6:00 p.m. Eastern Time through Friday, May 13, at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 93348081. To access the replay outside the United States, please call 617-801-6888 and use passcode 93348081.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). We also own a complementary portfolio of traditional Class-A office properties located in select urban/urban-like submarkets within our regional footprint (“Regional Office Properties”). As of March 31, 2016, we derived 86% of core portfolio annualized revenue from Defense/IT Locations and 14% from our Regional Office Properties. As of March 31, 2016, our core portfolio of 153 office properties encompassed 16.6 million square feet and was 93.3% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2016	2015
Revenues
Real estate revenues	$133,087	$122,710
Construction contract and other service revenues	11,220	38,324
Total revenues	144,307	161,034
Expenses
Property operating expenses	51,875	50,681
Depreciation and amortization associated with real estate operations	34,527	31,599
Construction contract and other service expenses	10,694	37,498
Impairment losses	2,446	—
General and administrative expenses	10,130	6,250
Leasing expenses	1,753	1,641
Business development expenses and land carry costs	2,418	2,790
Total operating expenses	113,843	130,459
Operating income	30,464	30,575
Interest expense	(23,559)	(20,838)
Interest and other income	1,156	1,283
Gain (loss) on early extinguishment of debt	17	(3)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	8,078	11,017
Equity in income of unconsolidated entities	10	25
Income tax benefit (expense)	8	(55)
Income from continuing operations	8,096	10,987
Discontinued operations	—	(238)
Income before gain on sales of real estate	8,096	10,749
Gain on sales of real estate, net of income taxes	—	3,986
Net income	8,096	14,735
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(127)	(398)
Preferred units in the OP	(165)	(165)
Other consolidated entities	(978)	(817)
Net income attributable to COPT	6,826	13,355
Preferred share dividends	(3,552)	(3,552)
Net income attributable to COPT common shareholders	$3,274	$9,803
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$3,274	$9,803
Amount allocable to share-based compensation awards	(118)	(122)
Numerator for diluted EPS	$3,156	$9,681
Denominator:
Weighted average common shares - basic	94,203	93,199
Dilutive effect of share-based compensation awards	95	198
Weighted average common shares - diluted	94,298	93,397
Diluted EPS	$0.03	$0.10

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2016	2015
Net income	$8,096	$14,735
Real estate-related depreciation and amortization	34,527	31,599
Impairment losses on previously depreciated operating properties	847	233
Funds from operations (“FFO”)	43,470	46,567
Noncontrolling interests - preferred units in the OP	(165)	(165)
FFO allocable to other noncontrolling interests	(1,027)	(670)
Preferred share dividends	(3,552)	(3,552)
Basic and diluted FFO allocable to share-based compensation awards	(166)	(183)
Basic and diluted FFO available to common share and common unit holders (“Diluted FFO”)	38,560	41,997
Operating property acquisition costs	—	1,046
Gain on sales of non-operating properties	—	(3,986)
Impairment losses on other properties	1,599	—
(Gain) loss on early extinguishment of debt	(17)	3
Add: Negative FFO of properties conveyed to extinguish debt in default (1)	—	4,271
Demolition costs on redevelopment properties	208	175
Executive transition costs	4,137	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(31)	(7)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	46,007	43,499
Straight line rent adjustments	(917)	(1,271)
Straight line rent adjustments - properties in default conveyed	—	(72)
Amortization of intangibles included in net operating income	338	111
Share-based compensation, net of amounts capitalized	1,632	1,552
Amortization of deferred financing costs	1,176	990
Amortization of net debt discounts, net of amounts capitalized	319	264
Recurring capital expenditures	(11,720)	(7,349)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$36,835	$37,724
Diluted FFO per share	$0.39	$0.43
Diluted FFO per share, as adjusted for comparability	$0.47	$0.45
Dividends/distributions per common share/unit	$0.275	$0.275

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2016	December 31, 2015
Balance Sheet Data
Properties, net of accumulated depreciation	$3,279,431	$3,349,748
Total assets	3,937,908	3,909,312
Debt, net	2,140,212	2,077,752
Total liabilities	2,331,694	2,273,530
Redeemable noncontrolling interest	22,333	19,218
Equity	1,583,881	1,616,564
Debt to adjusted book	43.6%	42.9%

Core Portfolio Data (as of period end) (1)
Number of operating properties	153	157
Total net rentable square feet owned (in thousands)	16,556	17,038
Occupancy %	91.6%	92.7%
Leased %	93.3%	93.9%

	For the Three Months Ended March 31,
	2016		2015
Payout ratios
Diluted FFO	70.1%		64.3%
Diluted FFO, as adjusted for comparability	58.8%		62.1%
Diluted AFFO	73.4%		71.6%
Adjusted EBITDA interest coverage ratio	3.7	x	4.3	x
Adjusted EBITDA fixed charge coverage ratio	2.7	x	2.9	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	6.9	x	6.8	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	94,298		93,397
Weighted average common units	3,677		3,732
Denominator for diluted FFO per share	97,975		97,129

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$43,470		$46,567
Gain on sales of non-operating properties	—		(3,986)
Impairment losses on non-operating properties	1,599		—
Operating property acquisition costs	—		1,046
Loss on interest rate derivatives	1,551		—
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(17)		3
Add: Negative FFO of properties conveyed to extinguish debt in default	—		4,271
Demolition costs on redevelopment properties	208		175
Executive transition costs	4,137		—
FFO, as adjusted for comparability	$50,948		$48,076

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2016	2015
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$26,037	$25,998
Common unit distributions	1,011	1,012
Dividends and distributions for payout ratios	$27,048	$27,010

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$8,096	$14,735
Interest expense on continuing operations	23,559	20,838
Income tax (benefit) expense	(8)	55
Real estate-related depreciation and amortization	34,527	31,599
Depreciation of furniture, fixtures and equipment	602	492
Impairment losses	2,446	233
(Gain) loss on early extinguishment of debt on continuing and discontinued operations	(17)	3
Gain on sales of non-operational properties	—	(3,986)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(23)	75
Business development expenses	1,379	861
Operating property acquisition costs	—	1,046
EBITDA from properties conveyed to extinguish debt in default	—	90
Demolition costs on redevelopment properties	208	175
Executive transition costs	4,137	—
Adjusted EBITDA	$74,906	$66,216
Proforma net operating income adjustment for property changes within period	471	1,573
In-place adjusted EBITDA	$75,377	$67,789

Reconciliation of interest expense to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense	$23,559	$20,838
Less: Amortization of deferred financing costs	(1,176)	(990)
Less: Amortization of net debt discount, net of amounts capitalized	(319)	(264)
Less: Loss on interest rate derivatives	(1,551)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	(4,182)
Denominator for interest coverage-Adjusted EBITDA	20,513	15,402
Scheduled principal amortization	1,800	1,649
Capitalized interest	1,753	2,132
Preferred share dividends	3,552	3,552
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$27,783	$22,900

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2016	2015
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$8,766	$4,390
Building improvements on operating properties	3,953	3,203
Leasing costs for operating properties	1,183	954
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,353)	(264)
Less: Nonrecurring building improvements on operating properties	(557)	(875)
Less: Nonrecurring leasing costs for operating properties	(272)	(59)
Recurring capital expenditures	$11,720	$7,349

Same office property cash NOI	$63,477	$59,650
Straight line rent adjustments	(1,375)	1,708
Add: Amortization of deferred market rental revenue	34	39
Less: Amortization of below-market cost arrangements	(218)	(253)
Add: Lease termination fee, gross	980	753
Add: Cash NOI on tenant-funded landlord assets	647	416
Same office property NOI	$63,545	$62,313

	March 31, 2016	December 31, 2015
Reconciliation of total assets to adjusted book
Total assets	$3,937,908	$3,909,312
Accumulated depreciation	713,283	700,363
Accumulated depreciation included in assets held for sale	33,143	18,317
Accumulated amortization of real estate intangibles and deferred leasing costs	198,552	195,506
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	20,655	17,456
Adjusted book	$4,903,541	$4,840,954

Reconciliation of debt to adjusted debt
Debt, net	$2,140,212	$2,077,752
Less: Cash and cash equivalents	(62,489)	(60,310)
Adjusted debt	$2,077,723	$2,017,442

x